UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 22, 2010, the Compensation Committee of the Board of Directors of Tigrent Inc. (the “Company”) approved restricted stock award grants (the “Officer Grants”) pursuant to the Company’s 2009 Incentive Plan (the “2009 Plan”) to the following executive officers of the Company:

Officer	Title	Shares of Restricted Stock Granted
Steven C. Barre	Chief Executive Officer	500,000

James E. May	Chief Administrative Officer and General Counsel	200,000

Charles F. Kuehne	Interim Chief Financial Officer	100,000

Each of the Officer Grants fully vest on the 4th anniversary of the date of grant.  However, in the event of a “Change in Control” (as defined in the 2009 Plan), the Officer Grants will immediately become fully vested.

A copy of the 2009 Plan was previously filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 24, 2009 (File No. 000-27403), and is incorporated herein by reference.  A copy of the standard form of restricted stock award agreement under the 2009 Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2010.

ITEM 8.01             OTHER EVENTS.

On December 23, 2010, the Company announced that it has appointed Steven C. Barre to serve as its Chief Executive Officer effective December 22, 2010.  Mr. Barre has served as Interim Chief Executive Officer of the Company since March 2010.  Mr. Barre has been on the Board of Directors of the Company since February 2008, and was the Company’s Lead Independent Director from June 2008 to March 2010. Prior to his appointment as Interim Chief Executive Officer, Mr. Barre also served on the Company’s Audit and Compensation Committees.

A copy of the Company’s press release announcing Mr. Barre’s appointment is attached Exhibit 99.1 to this filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 23, 2010, entitled “Steven C. Barre Appointed Chief Executive Officer of Tigrent Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2010	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 23, 2010, entitled “Steven C. Barre Appointed Chief Executive Officer of Tigrent Inc.”